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                                   Exhibit 21

                 Subsidiaries of Muehlstein Holding Corporation

      The following is a list of the full name and the state or other jurisdiction of incorporation for all subsidiaries of Muehlstein Holding Corporation as they exist as of December 31, 1996.

Muehlstein & Co., Inc.
Also does business as: Channel Polymers
New York

Muehlstein International, Ltd.
New York

Muehlstein & Co. (Canada) Ltd.
Ontario, Canada

Pegasus Polymers International, Inc.
Connecticut

Pegasus Polymers Italia SrL
Italy

Pegasus Polymers France S.A.R.L.
France

Pegasus Polymers (U.K.) Limited
United Kingdom

Muehlstein Do Brasil Industria, Comercio e Representacoes Ltda.
Brazil

Pegasus Polymers Asia Limited
Hong Kong

Pegasus Polymers Benelux, Inc.
Delaware

Pegasus Polymers Iberica S.L.
Spain

Pegasus Polymers Marketing GmbH
Germany
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MTR Ltd.
Channel Islands

Muehlstein de Chile S.A.
Chile

Muehlstein de Colombia S.A.
Colombia

Muehlstein de Ecuador S.A.
Ecuador

Muehlstein de Guatemala S.A.
Guatemala

Muehlstein de Mexico S.A.
Mexico

Muehlstein de Peru S.A.
Peru

Muehlstein de Puerto Rico Inc.
Puerto Rico

Muehlstein de Costa Rica, S.A.
Costa Rica

Muehlstein Argentina S.A.
Argentina

Muehlstein Financial Corporation
Delaware

Polymers International Financial Corporation
Delaware

Pegasus Polymers International Coordination, Inc.
Delaware